Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2006 relating to the financial statements of Rhodia, which appears in Rhodia's Annual Report on Form 10-K for the year ended December 31, 2005.

PricewaterhouseCoopers
Paris, France
April 13, 2006